EXHIBIT 10.1

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of the 30th day of October, 2009 by and between MARY ANN'S SPECIALTY FOODS, INC., an Iowa corporation ("SELLER") and SMOKY MARKET FOODS, INC., a Nevada corporation ("BUYER").

                                    RECITALS:

         A. Seller owns that certain real property comprising approximately 15 acres located in Hamilton County, Iowa and more particularly described on EXHIBIT A attached hereto (together with all improvements thereon and all appurtenances relating thereto, the "PROPERTY") (and others).

         B. Seller operates a smoked food processing facility on the Property to supply the smoked food needs of Buyer.

         C. Seller desires to grant to Buyer an option to purchase the Property on the terms and conditions set forth herein. If Buyer elects to purchase the Property, Buyer and Seller desire to enter into a lease with respect to a part of the Property upon the terms and conditions more particularly set forth below.

         D. In order to set forth the understanding of Seller and Buyer with respect to the grant of such option, the respective parties hereto desire to enter into this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the above premises, and the covenants and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, Seller grants to Buyer the right, but not the obligation, (the "OPTION") at any time during the Option Term, as defined herein, to purchase the Property. The Option granted hereunder shall be exercised, closed (the "CLOSING") and paid for pursuant to the provisions of this Agreement. The Option does not include the right to purchase any personal property of Seller (other than buildings, structures and other improvements on the Property), except that the refrigeration units on the Property shall be deemed part of the Property for the purposes of the Option.

         2. OPTION TERM. The term of the Option (the "OPTION TERM") shall commence as of the date of this Agreement and shall terminate at 11:59 p.m. Central Time on the earliest to occur of (a) the Option Expiration Date (as defined below), (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the Buyer; however, that in the event of any involuntary bankruptcy or receivership proceeding, the termination shall not occur if the proceeding dismissed within sixty (60) days after the filing thereof and (c) if Buyer ceases for any reason to carry, or to attempt to carry, on its business or makes an assignment for the benefit of its creditors. The "OPTION EXPIRATION DATE" shall be September 1, 2016 unless prior to September 1, 2016 Buyer exercises the "Addition Option" described in the Second Amended and Restated Processing Agreement dated October 30, 2009 between Buyer and Seller, in which case the Option Expiration Date shall be September 1, 2019.

         3. CONSIDERATION FOR OPTION. As consideration for the Option, Buyer shall grant Seller concurrently with the execution of this Agreement warrants substantially in the form attached hereto as EXHIBIT B (the "WARRANTS") to purchase 1,500,000 shares of common stock of Buyer. Seller shall retain the Warrants and any related securities whether or not the Option is exercised.

         4. SECURITIES REPRESENTATIONS. In order to induce the Company to issue the Warrants and the shares of common stock issuable upon exercise of the Warrants (the "WARRANT SHARES"; together with the Warrants, the "SECURITIES"), Seller, Bill Korleski and Mary Ann Korleski (Bill Korleski and Mary Ann Korleski collectively, the "Korleskis"; each a "Korleski") represent, warrant and agree that:

                  4.1 The Korleskis are a married couple and are the sole and true parties in interest, will hold the Securities for their own account, will not hold the Securities for the benefit of any other person, and has no intention of holding or managing the Securities with others or any intent of presently selling, distributing or otherwise disposing of any portion of the Securities.

                  4.2 Seller is a United States entity and is domiciled in Iowa. The Korleskis are individuals above the age of 18 and reside in Iowa.

                  4.3 The Korleskis are the sole equity owners of Seller, and each Korleski is a natural persons (i) whose individual net worth, or joint net worth with his spouse, at the time of this Agreement exceeds $1,000,000, or (ii) has had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

                  4.4 Seller and the Korleskis are aware that being compensated in the Securities is highly speculative and subject to substantial risks. Seller and the Korleskis have adequate means of providing for his current needs and possible contingencies, and are able to bear the high degree of economic risk of this compensation arrangement, including, but not limited to, the possibility of the complete loss of their entire compensation, the lack of a public market, and the limited transferability of the Securities, which may make the liquidation of Seller's compensation impossible for the indefinite future.

                  4.5 Seller and the Korleskis have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of being compensated with the Securities and making an informed decision.

                  4.6 Seller and the Korleskis understand that the Securities will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws, in partial reliance upon exemptions from registration for certain private offerings. Seller and the Korleskis understand and agree that the Securities, or any interest therein, may not be resold or otherwise disposed of by the Korleskis unless the Securities is subsequently registered under the Securities Act and under all applicable state securities laws or unless the Company receives an opinion of counsel, satisfactory to it that an exemption from registration is available. Further, Seller and the Korleskis understand that only the Company can take action so as to register the Securities and the Company is under no obligation to do so.

                  4.7 Seller and the Korleskis acknowledge and represent that each has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to this Agreement, has had access to documents filed by the Company on the SEC's EDGAR document storage and retrieval system ("EDGAR") by the Company, has been supplied with all additional information concerning the Company and the Securities that has been requested by Seller, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this Agreement, and that all such questions have been answered to their full satisfaction.

                  4.8 Neither Seller nor either of the Korleskis has received no representations, written or oral, from the Company or its officers, directors, employees, attorneys or agents, other than those contained in this Agreement. In making the decision to accept the Securities as consideration under this Agreement, each of Seller and the Korleskis has relied solely upon this Agreement, documents filed by the Company on EDGAR and independent investigations made by the same or by representatives without assistance of the Company.

                  4.9 Seller and the Korleskis understand and agree that the following restrictions and limitations are applicable to his purchases and resales, pledges, hypothecations or other transfers of the Securities:

                           4.9.1 The Securities shall not be sold, pledged, hypothecated or otherwise transferred unless registered under Securities Act and applicable state securities laws or an exemption from registration is available;

                           4.9.2 Each certificate or other document evidencing the Warrants shall have the legend set forth in the form thereof attached to this Agreement, and each certificate representing the Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           THE COMMON STOCK OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITES LAWS. THIS STOCK MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SHARES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                           4.9.3 Stop transfer instructions have been or will be placed on the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

                  4.10 Certificates evidencing the Warrant Shares shall not contain any legend, (i) following any sale of such shares pursuant to Rule 144 promulgated under the Securities Act ("RULE 144"), or (ii) if such Shares are eligible for sale under the last sentence of Rule 144(b)(1)) (and the holder of such Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144(b)(1)). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly upon the occurrence of any of the events in clauses (i) or (ii) above to effect the removal of the legend hereunder.

                  4.11 Seller and the Korleskis represent and affirm that none of the following information has ever been represented, guaranteed or warranted to any of them, expressly or by implication, by any person:

                           4.11.1 The approximate or exact length of time that Seller will be required to hold the Securities;

                           4.11.2 The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of holding equity securities in the Company; or

                           4.11.3 The possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of the Securities or the potential success of the Company's operations.

                  4.12 Seller and the Korleskis represent that each of them understands that (i) the Company is a development stage company and has limited sales revenues to date, (ii) any investment in the Securities is highly speculative and is subject to a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be a limited public market for the Securities, and it may be impossible to liquidate in the Securities in case of an emergency.

         5. METHOD OF EXERCISE. The Option may be exercised at any time during the Option Term by Buyer delivering to Seller a written notice (the "NOTICE OF EXERCISE") of Buyer's election to exercise the Option. Within 15 days after Seller's receipt of the Notice of Exercise, Seller shall, at Seller's sole expense, deliver the following documents (collectively referred to as the "SELLER DISCLOSURES") to Buyer: (a) a Seller property condition disclosure for the Property, signed and dated by Seller, and in the form commonly in use by licensed real estate brokers in the State of Iowa; (b) an abstract of title (the "ABSTRACT OF TITLE") showing marketable title to the Property vested in Seller;
(c) a commitment for an owner's standard form ALTA policy of title insurance in the amount of the Purchase Price, as defined herein, together with legible copies of all exception documents (the "TITLE COMMITMENT") from First American Title Company or such other title company as may be acceptable to Buyer (the "TITLE COMPANY"); (d) written notice of any claims and/or adverse conditions, environmental problems and building or zoning code violations relating to the Property known to Seller; and (e) a properly executed Groundwater Hazard Statement showing no wells, solid waste disposal sites, hazardous wastes and underground storage tanks on the Property. If a survey of the Property is required under applicable law, Seller shall pay the costs thereof and cause the same to be delivered to Buyer as soon as possible after receiving the Notice of Exercise.

         6. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be the greater of (a) $3,000,000 plus all documented costs paid by Seller since January 1, 2008 for improvements to the buildings and refrigeration units used for Seller's operations on the Property (net of any standard tax depreciation with respect to the same); or (b) the fair market value of the Property (the "FMV") determined pursuant to the appraisal process below.

         7. APPRAISAL. As soon as reasonably possible after Seller receives the Notice of Exercise, Buyer and Seller will each appoint an independent appraiser who is a member of the Appraisal Institute holding an MAI designation ("APPRAISER") with at least five years' experience appraising commercial property in the general area in which the Property is located to determine the FMV in accordance with this Section. If either Buyer or Seller does not appoint an Appraiser within 10 days after notice is given to the party who has not named its Appraiser, then the single Appraiser appointed shall be the sole Appraiser and will set the FMV. If two Appraisers are appointed pursuant to this Section, each Appraiser shall make a written determination of the fair market value of the Property (a "VALUE DETERMINATION"). The Appraisers shall also elect a third Appraiser, meeting the qualifications stated in this Section, within 10 days after the second Appraiser is appointed. Buyer and Seller shall each bear the cost of their own appointed Appraiser and one-half of the cost of appointing the third Appraiser and of paying the third Appraiser's fee. The third Appraiser must be a person who has not previously acted in any capacity for either Buyer or Seller. The Value Determinations made by the first two Appraisers shall not be disclosed to the third Appraiser until the third Appraiser has made his or her written determination of the fair market value of the Property (also a "VALUE DETERMINATION"), which third Appraiser's appointment. The FMV shall be the median of the three Value Determinations.

         8. BUYER'S RIGHT TO CANCEL. Notwithstanding anything to the contrary herein, Buyer shall have the right to cancel its exercise of the Option by sending Seller written notice of its election to cancel within 10 days after the determination of the FMV. In that event, the Buyer shall bear all costs as allocated by this Agreement, reasonable attorneys fees incurred by Seller subsequent to the exercise of the Option and any escrow or other cancellation charges.

         9. BUYER'S ACCESS TO THE SUBJECT PROPERTY. Seller agrees that at any time after the date hereof and prior to the Closing, Buyer and its agents, representatives and contractors shall have access to the Property for the purpose of conducting inspections and tests deemed necessary or desirable by Buyer in its sole discretion; provided, however, that such access, inspecting and testing shall not unreasonably interfere with Seller's operations on the Property.

         10. LEASE. At the time of the Closing, Buyer as "Landlord" shall enter into a lease agreement (the "LEASE") with Seller as "Tenant" whereby Buyer agrees to lease to Seller the buildings and other portions of the Property in which Tenant has conducted its meat processing business, along with common areas as agreed by the parties, excluding any building expansion or new building constructed at the request of and owned by Buyer as of the date of exercise of the Option.

         11. The Lease shall have the terms set forth on EXHIBIT C attached hereto, as well as other terms and conditions that are standard in a commercial lease.

         12. CLOSING.

                  12.1 CLOSING. The Closing shall occur on a date (the "CLOSING DATE") to be selected by Buyer, but in no event shall the Closing be later than 90 days after the determination of the FMV hereunder.

                  12.2 PRORATIONS. At the Closing, Seller shall pay all real estate taxes that are liens for all years prior to the Closing and all those that are due and payable in the fiscal year of the Closing. Seller shall pay its pro-rated share, based upon the Closing Date, of the real estate taxes for the fiscal year of the Closing, which are due and payable in the subsequent fiscal year. Buyer shall be given a credit for such pro-ration at the Closing based upon the last known actual real estate taxes payable according to public record. However, if such taxes are based upon a partial assessment of the present property improvements or a changed tax classification as of the date of possession, such proration shall be based on the current levy rate, assessed value, legislative tax rollbacks and real estate tax exemptions that will actually be applicable as shown by the assessor's records on the Closing Date. All other taxes, including, but not limited to any transfer tax, and special assessments, whether or not a lien, shall be paid for and discharged by Seller at the Closing. Closing, escrow and recording charges shall be borne by the parties in the customary manner.

                  12.3 DELIVERIES.

                           12.3.1 BY SELLER. On or before the Closing Date, Seller shall deliver or cause to be delivered to Buyer the following:

                                    12.3.1.1 A warranty deed (the "DEED")
                  conveying the Property to Buyer or its designee, duly executed and acknowledged by Seller, such Deed to be in form and substance suitable for recording and reasonably satisfactory to Buyer and subject only to those exceptions approved by Buyer as provided herein;

                                    12.3.1.2 An ALTA owner's policy of title
                  insurance (standard coverage) (cost to be paid by Seller) issued by the Title Company in the form of the Title Commitment and in the amount of the Purchase Price insuring Buyer's interest in the Property and subject only to those exceptions approved by Buyer as provided herein;

                                    12.3.1.3 Evidence, in form reasonably
                  satisfactory to Buyer, of Seller's authority and power to execute, deliver and perform this Agreement and all instruments and other documents in connection herewith; and

                                    12.3.1.4 A counterpart of the Lease executed
                  by Seller.

                           12.3.2 BY BUYER: On or before the Closing Date, Buyer shall deliver or cause to be delivered to Seller the following:

                                    12.3.2.1 The Purchase Price;

                                    12.3.2.2 Evidence, in a form reasonably
                  satisfactory to Seller, of Buyer's authority and power to execute, deliver and perform this Agreement and all instruments and other documents in connection herewith; and

                                    12.3.2.3 A counterpart of the Lease executed
                  by Buyer.

                           12.3.3 COOPERATION. Seller and Buyer agree to deliver to one another such further documents and instruments as may be reasonably necessary or appropriate to consummate the transactions contemplated hereby, including incumbency certificates, good standing certificates, any update or change to the Abstract of Title requested by the Title Company (to be provided at Seller's sole cost), and other similar types of documents and instruments.

         13. LOCATION. The Closing shall take place at the offices of the Title Company.

         14. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents as follows:

                  14.1 AUTHORITY. Seller has the full and unconditional right, power and authority, without the consent or acquiescence of any other person or entity, to enter into this Agreement, to sell and deliver the Property in accordance with the terms of this Agreement and to perform its other obligations hereunder.

                  14.2 CONDITION OF TITLE. Seller represents that Seller has fee title to the Property and will convey good and marketable title to Buyer at the Closing by the Deed subject only to the following matters of record: easements, deed restrictions, CC&R's (meaning covenants, conditions and restrictions), and rights-of-way in existence as of the date of this Agreement. Buyer agrees to be responsible for taxes and assessments after the Closing. Seller will cause to be paid off by the Closing all mortgages, trust deeds, judgments, mechanic's liens, tax liens and warrants. Seller will cause to be paid current by Closing all other assessments affecting the Property.

                  14.3 CONDITION OF PROPERTY. Seller warrants that as of the Closing, the Property will be free from hazardous materials and any environmental contaminants except as are present in compliance with all applicable laws and regulations and that no violation of any zoning laws or regulations shall exist.

         15. CHANGES DURING OPTION TERM. Seller agrees that from the date hereof until the Closing Date, none of the following shall occur without the prior written consent of Buyer: (a) no leases shall be entered into relating to the Property other than with Buyer; (b) no substantial alterations or improvements to the Property shall be made or undertaken except as may be undertaken pursuant to a separate written agreement between Buyer and Seller; and (c) no encumbrances of the Property shall be made in excess of $2,000,000.

         16. SURVIVAL. The representations and warranties made by Seller and Buyer in this Agreement shall survive the Closing.

         17. RISK OF LOSS. All risk of loss to the Property, including physical damage or destruction to the Property or its improvements due to any cause shall be borne by Seller until the Closing.

         18. MEMORANDUM OF AGREEMENT. Upon execution of this Agreement, Seller and Buyer shall execute, acknowledge and deliver a memorandum of this Agreement in a form attached hereto as EXHIBIT D and shall cause the same to be recorded in the Official Records of the Hamilton County, Iowa Recorder.

         19. TIME IS OF THE ESSENCE. Time is of the essence regarding this Agreement. All parties must agree to extensions in writing. Unless otherwise explicitly stated in this Agreement: (a) performance under each Section of this Agreement which references a date shall absolutely be required by 5:00 p.m. Central Time on the stated date; and (b) the term "DAYS" shall mean calendar days and shall be counted beginning on the day following the event which triggers the timing requirement. Performance dates and times referenced herein shall not be binding upon title companies, lenders, appraisers and others not parties to this Agreement, except as otherwise agreed to in writing by such non-party.

         20. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon receipt when sent by registered or certified mail, return receipt requested, (c) when sent by facsimile with a confirmation receipt, or
(d) on the first business day following deposit with a delivery service if sent by FedEx or other express delivery service (receipt and next business day delivery requested; provided, however, if the records of such delivery service indicate that delivery was made on a later date, then such later delivery date shall be the date on which such notice is deemed to have been duly given) in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice, provided, that notices of a change of address number shall be effective only upon receipt thereof):

         TO SELLER:                 Mary Ann's Specialty Foods, Inc.
         ---------
                                    Attention: William Korleski
                                    1511 E. 2nd St.
                                    Webster City, IA 50595
                                    Fax: (515) 832-6240

         WITH A COPY TO:            Whitfield & Eddy P.L.C.
         --------------
                                    317 Sixth Avenue, Suite 1200
                                    Des Moines, IA  50309
                                    Attn: Ben Ullem

         TO BUYER:                  Smoky Market Foods, Inc.
          -------
                                    Attention: Edward Feintech
                                    804 Estates Dr., Suite 100
                                    Aptos, California 95003
                                    Fax: (831) 685-4782

         WITH A COPY TO:            Parr Brown Gee & Loveless
         ---------------            185 South State Street, Suite 800
                                    Salt Lake City, Utah  84111
                                    Attention:  Bryan T. Allen

         21. RIGHTS AND REMEDIES.

                  21.1 SELLER'S DEFAULT. In the event Seller defaults in the performance of its obligations hereunder, Buyer shall be entitled to (a) recover from Buyer any damages for such default and any reasonable attorneys' fees, costs and expenses incurred as a result thereof, or (b) obtain enforcement of this Agreement by specific performance, injunction or other equitable remedy.

                  21.2 BUYER'S DEFAULT. In the event Buyer defaults in the performance of its obligations hereunder, Seller shall be entitled to (a) recover from Seller any damages for such default and any reasonable attorneys' fees, costs and expenses incurred as a result thereof, or (b) obtain enforcement of this Agreement by specific performance, injunction or other equitable remedy.

         22. SUCCESSORS AND ASSIGNS; NO ASSIGNMENT. This Agreement shall be binding upon the successors and permitted assigns of Buyer and Seller. Neither party may assign this Agreement (by operation of law or otherwise) without the prior written consent of the other party, which shall not be unreasonably withheld. Any purported assignment in violation of this Section 22 shall be null and void ab initio.

         23. MISCELLANEOUS. The rights and remedies of the parties hereto shall not be mutually exclusive and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions. This Agreement shall be construed and interpreted in accordance with, and governed by, the substantive laws of the State of Iowa. The failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any rights or remedy consequent upon a breach thereof shall not constitute a waiver of any such breach or of such or any other covenants, agreement, term or condition. No waiver shall affect or alter the remainder of this Agreement but each and every other covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach. In the event any condition, covenant or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         24. ATTORNEYS' FEES. If either party defaults under this Agreement and it becomes necessary for the other party hereto to employ the services of an attorney in connection therewith, either with or without litigation, the losing party to the controversy arising out of the default shall pay to the successful party reasonable attorneys' fees and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

         25. COMMISSIONS. Each party warrants and represents to the other party that its conduct has not given rise to any claim for a brokerage commission or finder's fee to any third party. Each party agrees to indemnify and hold the other harmless from and against any claim, action, suit, liability, loss, cost or expense (including attorneys' fees and court costs) arising out of a brokerage commission or finder's fee attributable to or arising out of the conduct of the other party.

         26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         27. ENTIRE AGREEMENT. This Agreement (together with the Exhibits attached hereto and the Recitals hereof, which are incorporated herein by reference and made a part hereof for all purposes) constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior written or oral and all contemporaneous oral agreements and understandings pertaining thereto. This Agreement may be modified only by a writing signed by both parties hereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

               [intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement on the date first set forth above.


SELLER                                     BUYER

MARY ANN'S SPECIALTY FOODS, INC.,          SMOKY MARKET FOODS, INC., a Nevada
an Iowa corporation                        corporation


By:/S/ WILLIAM KORLESKI                    By: /S/ EDWARD FEINTECH
   -------------------------------             -------------------------------
Name:_____________________________         Name:______________________________
Its:______________________________         Its:_______________________________


The undersigned execute this signature page solely for purpose of making the representations and warranties with respect to the undersigned set forth in
Section 4:



/S/ WILLIAM KORLESKI
--------------------
William Korleski, an individual


/S/ MARY ANN KORLESKI
---------------------
Mary Ann Korleski, an individual

                                    EXHIBIT A
                                    ---------

                                       TO

                                OPTION AGREEMENT

--------------------------------------------------------------------------------

                        LEGAL DESCRIPTION OF THE PROPERTY


LOT 1

The following-described tract of land is located at approximately 1603 East Second Street, Webster City, Hamilton County, Iowa

         Lot 1, Custom Meats Minor Subdivision Plat in Webster City, Iowa.

LOT 2

The following-described tract of land is located at approximately 1511 East Second Street, Webster City, Hamilton County, Iowa

         Tract in South 1/2 of SW1/4, Section 34, Township 89 North, Range 25 West of the 5th P.M., being within the Corporate Limits of Webster City, Iowa, described as: Commencing at the South quarter corner of said Section, thence North 00(degree)00'00" West 467.91 feet along East line of SE1/4 of SW1/4 of said Section; thence South 89(degree)43'16" West 1192.37 feet to point of beginning; thence South 00(degree)04'06" West 456.71 feet; thence North 89(degree)57'54" West 825.54 feet; thence North 00(degree)33'29" West 452.24 feet; thence North 89(degree)43'16" East 830.58 feet to point of beginning, per Survey Cabinet Slide 91B, page 2. All in Hamilton County, Iowa.

                                    EXHIBIT B
                                    ---------

                                       TO

                                OPTION AGREEMENT

--------------------------------------------------------------------------------

                                 FORM OF WARRANT



                                 [see attached]

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              SERIES 2009C WARRANT

                            Smoky Market Foods, Inc.


                             Dated: October 30, 2009

1,500,000 Shares of Common Stock                            Warrant 2009C No. 1


         This certifies that BILL KORLESKI OR MARY ANN KORLESKI or its permitted transferee (such person or any such permitted transferee is sometimes herein called the "HOLDER") is entitled to purchase from Smoky Market Foods, Inc., a Nevada corporation (the "COMPANY"), at the price and during the period as hereinafter specified, up to 1,500,000 shares (the "SHARES") of common stock, $.001 par value of the Company (the "COMMON STOCK"), at a purchase price of $0.15 per share, subject to adjustment as described below (as so adjusted from time to time, the "EXERCISE PRICE"), at any time until the Expiration Date (as defined below).

1. EXERCISE. The rights represented by this Warrant (this "WARRANT") shall be exercisable at the Exercise Price, and during the periods as follows:

         (a) At any time and from time to time between the date hereof and September 1, 2014 (the "EXPIRATION DATE") inclusive, the Holder shall have the right to purchase all or any portion of the Shares at the Exercise Price.

         (b) After the Expiration Date, the Holder shall have no right to purchase all or any portion of the Shares hereunder.

2. PAYMENT FOR SHARES; ISSUANCE OF CERTIFICATES. The rights represented by the Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) payment to the Company of the Exercise Price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. The Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised.

3. TRANSFER. (a) Any transfer of this Warrant shall be effected by the Holder by
(i) executing the form of assignment at the end hereof and (ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in
Section 2 hereof, accompanied by (y) a certificate (signed by an officer of the Holder, or other authorized representative reasonably satisfactory to the Company, if the Holder is an entity) stating that each transferee is a permitted transferee under this Section 3; and, if applicable, (z) an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Shares or the Warrant, as the case may be, may be sold or otherwise transferred without registration under the Securities Act of 1933, as amended (the "ACT"). Upon any transfer of this Warrant or any part thereof in accordance with the first sentence of this Section 3(a), the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Warrant or Warrants of like tenor (including all substantive provisions hereof) and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

                  (b) Any attempted transfer of this Warrant or any part thereof in violation of this Section 3 shall be null and VOID AB INITIO.

                  (c) This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SMOKY MARKET FOODS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 3(c) shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

4. SHARES TO BE FULLY PAID. The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and nonassessable.

5. NO VOTING OR DIVIDEND RIGHTS. The Warrant shall not entitle the Holder to any voting rights or any other rights, including without limitation notice of meetings of other actions or receipt of dividends or other distributions, as a stockholder of the Company.

6. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock subdivision (forward split) and the Exercise Price hereof immediately prior to such event was $7.00 per Share and the number of Shares issuable upon exercise of this Warrant was 85,500, the adjusted Exercise Price immediately after such event would be $3.50 per Share and the adjusted number of Shares issuable upon exercise of this Warrant would be 171,000. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of the Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 8(a) above.

7. GOVERNING LAW. This Agreement shall be governed by and in accordance with the laws of the State of Nevada without regard to conflicts of laws principles thereof.

8. BINDING EFFECT ON SUCCESSORS. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, the Company shall give written notice of consolidation, merger, sale or conveyance to the Holder and, from and after the effective date of such consolidation, merger, sale or conveyance the Warrant shall represent only the right to receive the consideration that would have been issuable in respect of the Shares underlying the Warrant in such consolidation, merger, sale or conveyance had the Warrant been exercised in full immediately prior to such effective time and the Holder shall have no further rights under this Warrant other than the right to receive such consideration.

9. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

10. LOST WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11. HEADINGS. The headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.



                  IN WITNESS WHEREOF, the Company has caused this Series 2009C Warrant to be signed by its duly authorized officers under its corporate seal.



                              MOKY MARKET FOODS, INC.


                              y:
                                ----------------------------------------------
                                    Edward Feintech, Chief Executive Officer

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)



The undersigned, the holder of the foregoing Series 2009C Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of Common Stock, par value $0.001 per share (the "SHARES"), of SMOKY MARKET FOODS, INC. and tenders herewith payment of the aggregate Exercise Price in respect of the Shares in full, in the amount of $_________ and requests that the certificates for the Shares be issued in the name(s) of, and delivered to _________________, whose address(es) is (are):


________________________

________________________

________________________




         Dated:   __________________________


                                             By:
                                                  ________________________

                                                  ________________________

                                                  ________________________
                                                  Address

                                  TRANSFER FORM

                  (To be signed only upon transfer of Warrant)



For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Shares represented by the foregoing Series 2009C Warrant to the extent of __________ Shares, and appoints _________________________ attorney to transfer such rights on the books of Smoky Market Foods, Inc., with full power of substitution in the premises.



                  Dated:  ____________________________


                                By:
                                     ________________________

                                     ________________________

                                     ________________________
                                     Address


In the presence of:


______________________________

                                    EXHIBIT C
                                    ---------

                                       TO

                                OPTION AGREEMENT

--------------------------------------------------------------------------------

                                   LEASE TERMS

PREMISES: The buildings and other portions of the Property in which Tenant has conducted its meat processing business, along with common areas as agreed by the parties, excluding any building expansion or new building constructed at the request of and owned by Buyer as of the date of exercise of the Option.

INITIAL TERM:  5 years.

RENEWAL TERMS:  Three 5-year terms at the option of Tenant.

MONTHLY RENT: $10,000 with 3% annual increases in the monthly rent. When Landlord's annual sales reach $50,000,000 then the monthly rent will be $15,000 plus an adjustment based on a 3% increase in this monthly rent for each full year that has elapsed since the beginning of the Lease. This amount will continue to be increased by 3% at every anniversary of the Lease commencement. When Landlord's annual sales reach $100,000,000 then the monthly rent will be $20,000 plus an adjustment based on a 3% increase in this monthly rent for each full year that has elapsed since the beginning of the Lease. This amount will continue to be increased by 3% at every anniversary of the Lease commencement.

COMMON AREA MAINTENANCE: Tenant shall pay its share of common area maintenance charges.

TRIPLE NET LEASE: Tenant shall be responsible for all utilities, taxes, insurance, repairs, maintenance and other costs associated with the Premises such that rent will be absolutely net to Landlord.

AS-IS: Landlord shall make no representations or warranties relating to the Premises of any kind.

INSURANCE: Tenant shall maintain insurance reasonably determined by Landlord and shall name Landlord as an additional insured under such insurance.

INDEMNITY: Tenant shall indemnify and defend Landlord from and against all claims, losses, expenses and damages relating to or arising from Tenants or its agents', guests' or invitees' use of the Premises. Tenant shall also indemnify and defend Landlord from and against all losses, claims, expenses and damages relating to or arising out of or in the presence of any hazardous substance on the Premises, except to the extent such hazardous substance was introduced by Landlord or its agents.

HAZARDOUS MATERIALS: All hazardous materials on the Premises shall be used in strict accordance with applicable laws and regulations.

USE:  The Premises shall be used solely for food processing activities.

ASSIGNMENT: Tenant may assign its interest in the Lease with Landlord's written consent, which may be withheld in Landlord's reasonable discretion.

Other terms as are customary and reasonable shall be negotiated by the parties.

                                    EXHIBIT D
                                    ---------

                                       TO

                                OPTION AGREEMENT

--------------------------------------------------------------------------------

                         MEMORANDUM OF OPTION AGREEMENT

                                 [see attached]

WHEN RECORDED, PLEASE RETURN TO:

Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, Utah  84111
Attention:  Bryan T. Allen

--------------------------------------------------------------------------------


                         MEMORANDUM OF OPTION AGREEMENT

         THIS MEMORANDUM OF OPTION AGREEMENT (this "MEMORANDUM") is entered into as of the 30th day of October, 2009 by and between MARY ANN'S SPECIALTY FOODS, INC., an Iowa corporation ("SELLER") and SMOKY MARKET FOODS, INC., a Nevada corporation ("BUYER").

         1. NOTICE. Notice is hereby given that subject to certain conditions set forth in the Option Agreement dated as of October 30, 2009 (the "AGREEMENT"), Seller has granted to Buyer an exclusive option (the "OPTION") during the Option Term (defined below) to purchase that certain real property located in Hamilton County, Iowa and more particularly described on EXHIBIT A attached hereto and all improvements thereon and appurtenances relating thereto (collectively, the "PROPERTY"). If the Option is exercised, Buyer and Seller shall enter into a lease relating to a portion of the Property, as more particularly set forth in the Agreement.

         2. OPTION TERM. The Option may be exercised by Buyer at any time prior to 11:59 p.m. Central Time on September 1, 2016 (the "OPTION TERM"), with the expiration of the Option Term extending to 11:59 p.m. Central Time on September 1, 2019 under certain circumstances identified in the Agreement.

         3. TERMS OF OPTION. The provisions set forth in the Agreement regarding the Option are hereby incorporated herein by this reference. In the event of any conflict between the provisions of the Agreement and this Memorandum, the provisions of the Agreement shall control. During the Option Term (a) no leases shall be entered into relating to the Property; (b) no substantial alterations or improvements to the Property shall be made or undertaken except as may be undertaken pursuant to a separate written agreement between Buyer and Seller; and (c) no encumbrances of the Property shall be made.

         4. ADDITIONAL INFORMATION. For more information, the parties to the Agreement may be contacted at the following addresses:

         SELLER:           Mary Ann's Specialty Foods, Inc.
                           Attention: William Korleski
                           1511 E. 2nd St.
                           Webster City IA 50595
                           Fax: (515) 832-6240

         BUYER:            Smoky Market Foods, Inc.
                           Attention: Edward Feintech
                           804 Estates Dr., Suite 100
                           Aptos, California 95003
                           Fax: (831) 685-4782

         5. MISCELLANEOUS. This Memorandum shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns and legal representatives. This Memorandum shall be construed and interpreted in accordance with the laws of the State of Iowa. This Memorandum may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




               [intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, Seller and Buyer have executed this Memorandum on the date first set forth above.

SELLER                                         BUYER

MARY ANN'S SPECIALTY FOODS, INC.,              SMOKY MARKET FOODS, INC., a
an Iowa corporation                            Nevada corporation


By:/S/ WILLIAM KORLESKI                        By: /S/ EDWARD FEINTECH
   ------------------------                        ---------------------------
Name:______________________                    Name:__________________________
Its:_______________________                    Its:___________________________



STATE OF _______     )
                     : ss.
COUNTY OF _______    )

         The foregoing instrument was acknowledged before me this _____ day of ____________________ 2009, by ____________________________, the
______________________________ of MARY ANN'S SPECIALTY FOODS, INC., on behalf of the corporation.


My commission expires _____________________.



                                           _____________________________________
                                           NOTARY PUBLIC

STATE OF _______       )
                       : ss.
COUNTY OF _______      )

         The foregoing instrument was acknowledged before me this _____ day of ____________________ 2009, by ____________________________, the
______________________________ of SMOKY MARKET FOODS, INC., on behalf of the corporation.

My commission expires _____________________.

                                           _____________________________________
                                           NOTARY PUBLIC

                                    EXHIBIT A

                                       TO

                         MEMORANDUM OF OPTION AGREEMENT

--------------------------------------------------------------------------------


                        LEGAL DESCRIPTION OF THE PROPERTY
                        ---------------------------------


LOT 1

The following-described tract of land is located at approximately 1603 East Second Street, Webster City, Hamilton County, Iowa

         Lot 1, Custom Meats Minor Subdivision Plat in Webster City, Iowa.

LOT 2

The following-described tract of land is located at approximately 1511 East Second Street, Webster City, Hamilton County, Iowa

         Tract in South 1/2 of SW1/4, Section 34, Township 89 North, Range 25 West of the 5th P.M., being within the Corporate Limits of Webster City, Iowa, described as: Commencing at the South quarter corner of said Section, thence North 00(degree)00'00" West 467.91 feet along East line of SE1/4 of SW1/4 of said Section; thence South 89(degree)43'16" West 1192.37 feet to point of beginning; thence South 00(degree)04'06" West 456.71 feet; thence North 89(degree)57'54" West 825.54 feet; thence North 00(degree)33'29" West 452.24 feet; thence North 89(degree)43'16" East 830.58 feet to point of beginning, per Survey Cabinet Slide 91B, page 2. All in Hamilton County, Iowa.